UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 19, 2022

ALEXANDERS INC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06064	51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

210 Route 4 East
Paramus,	New Jersey	07652
(Address of Principal Executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 587-8541
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	ALX	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2022, the Board of Directors of Alexander’s, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated By-laws (as so amended, the “Bylaws”). In addition to certain technical, conforming and clarifying changes, these amendments include the following changes:

•Section 1.3 of the Bylaws was amended to provide that written notice of a meeting of stockholders may be provided by any means permitted by law not less than ten or more than sixty days before the meeting.
•Virtual Meetings of Stockholders; Electronic Notices. New Article X of the Bylaws clarifies that the Company may hold meetings of stockholders and of the board of directors by means of remote communication and that notices to directors may be sent by electronic email.
•Exclusive Forum Provision. New Article XI of the Bylaws provides that, unless the Company otherwise consents, the Delaware Court of Chancery (or if such court does not have jurisdiction then the federal district court for the District of Delaware, or if neither such court has jurisdiction then another state court in Delaware) shall be the sole and exclusive forum for certain litigation related to the Company, including any derivative action, any action asserting claims of breach of a fiduciary duty owed by any director, officer, employee or stockholder to the Company, or any claim arising under the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or the Bylaws. In addition, Article XI provides that, unless the Company otherwise consents, the federal district courts of the United States shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933 or any rule or regulation promulgated thereunder.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
     On May 19, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Meeting”). As of March 21, 2022, the record date for stockholders entitled to vote at the Meeting, there were 5,107,290 shares of common stock, par value $1.00 per share (the “Shares”) outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 4,829,741, or approximately 94.6% of the Shares, were present or represented by proxy. There were two matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1 – Election of two nominees to serve on the Board of Directors for a three-year term and until their respective successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes

Steven Roth	4,121,816	349,995	357,930
Wendy A. Silverstein	4,370,461	101,350	357,930

Proposal 2 – Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2022.

	For	Against	Abstain

Votes Cast	4,754,719	5,253	69,769
In addition to the two nominees who were re-elected to serve on the Company’s Board of Directors, Thomas R. DiBennedetto, David M. Mandelbaum, Mandakini Puri, Arthur I. Sonnenblick, Dr. Richard R. West and Russell B. Wight, Jr. continue to serve as Directors after the Meeting.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

3.1 Amended and Restated By-Laws of Alexander’s, Inc.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Gary Hansen
Name:	Gary Hansen
Title:	Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: May 20, 2022

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